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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2003

FIRST DATA CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-11073 (Commission File Number)	47-0731996 (IRS Employer Identification No.)
6200 South Quebec Street, Greenwood Village, Colorado 80111 (Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (303) 488-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On April 10, 2003, First Data Corporation issued a press release relating to the Company's earnings for the first quarter of fiscal year 2003 which included information regarding recurring earnings per share. Recurring earnings per share is a non-GAAP (generally accepted accounting principles) measure and should be viewed in addition to, and not in lieu of, the Company's reported earnings per share. Recurring earnings per share excludes the cumulative effect of a change in accounting principle and the results of divested and discontinued businesses; restructuring, impairment, significant litigation and regulatory settlement charges; and divestiture and non-operating investment gains and losses. Information on recurring earnings per share enhances the understanding of the Company's performance by providing comparative results that exclude certain items that are not indicative of normal, recurring operating trends.

Item 9. Regulation FD Disclosure.

        On April 10, 2003, First Data Corporation issued a press release relating to the Company's earnings for the first quarter of fiscal year 2003. A copy of the press release is attached as Exhibit 99.

        This information set forth under "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Results Of Operations And Financial Condition" in accordance with SEC Release No. 33-8216. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION
By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen Assistant Secretary

Date: April 10, 2003

Exhibit Index

        The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit
99	Press Release issued by the Company on April 10, 2003.

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  Item 5. Other Events.
  Item 9. Regulation FD Disclosure.
SIGNATURES
Exhibit Index